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                                                                     Exhibit 4.2

                               SECOND AMENDMENT TO
                            GROUP 1 AUTOMOTIVE, INC.
                           DEFERRED COMPENSATION PLAN

         WHEREAS, GROUP 1 AUTOMOTIVE, INC. (the "Company") has heretofore adopted the GROUP 1 AUTOMOTIVE, INC. DEFERRED COMPENSATION PLAN, as amended and restated effective as of January 1, 2002 (the "Plan"), for the benefit of certain of the Company's employees and the employees of other adopting Employers; and

         WHEREAS, the Company desires to amend the Plan in certain respects; and

         WHEREAS, the power to amend the Plan is vested in the Compensation Committee of the Company's Board of Directors pursuant to Section 11.4 of the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows:

         1. Effective as of January 1, 2002, Section 8.5 of the Plan shall be deleted and the following shall be substituted therefor:

                  "8.5 CLAIMS REVIEW. Claims for Plan benefits and reviews of Plan benefit claims which have been denied or modified will be processed in accordance with the written Plan claims procedures established by the Committee, which procedures are hereby incorporated by reference as a part of the Plan."

         2. Effective as of January 1, 2002, Section 8.6 of the Plan shall be deleted and the following shall be substituted therefor:

                  "8.6     Intentionally left blank."

         3. As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 21st day of May, 2003.


                                           GROUP 1 AUTOMOTIVE, INC.



                                           BY:   /s/ B. B. Hollingsworth, Jr.
                                              ----------------------------------
                                              Name:  B. B. Hollingsworth, Jr.
                                              Title: Chairman, President &
                                                     Chief Executive Officer